UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 3 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):      September 11, 2001
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                              FAB INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)




            Delaware                       1-5901                13-2581181
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        (State or other                 (Commission           (IRS Employer
jurisdication of incorporation)          File Number)        dentification No.)




           200 Madison Avenue, New York, New York                    10016
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          (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:  (212) 592-2700
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         (Former name or former address, if changed since last report.)

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Item 4.     Changes in Registrant's Certifying Accountant

(a)         Previous independent accountants

(i) Ernst & Young LLP, by letter dated September 11, 2001, confirmed its resignation as the principal accountant to audit the Company's financial statements effective upon completion of the review of the Company's unaudited financial statements for the quarter ended September 1, 2001.

(ii) The reports of Ernst & Young LLP on the Company's financial statements for the two most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The change in accountants was initiated by Ernst & Young LLP's resignation. The Audit Committee of the Company's Board of Directors made no recommendation or approval with respect to this matter.

(iv) In connection with the audits of the Company's financial statements for the two most recent fiscal years and the subsequent interim periods through September 11, 2001, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused it to make reference thereto in its reports.

(v) During the two most recent fiscal years and the subsequent interim periods through September 11, 2001, the Company was not advised of any of the matters referred thereto in Item 304(a)(1)(v) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)         Exhibits

16 Copy of letter from Ernst & Young LLP, dated September 17, 2001, addressed to the Securities and Exchange Commission

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        By:   /s/ Samson Bitensky
                                            -----------------------------------
                                            Name:   Samson Bitensky
                                            Title:  Chairman of the Board
                                                    and Chief Executive Officer



Date:  September 17, 2001